As filed with the Securities and Exchange Commission on July 2, 1997

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Allied Capital Corporation II
             (Exact name of registrant as specified in its charter)

              Maryland                                     52-1628801
    -------------------------------         -----------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

         1666 K Street, N.W.
          Washington, D.C.                                    20006
----------------------------------------                -----------------
(Address of principal executive offices)                    (Zip Code)

                Allied Capital Corporation II Stock Option Plan
                            (Full title of the plan)

                   William L. Walton, Chief Executive Officer
                       c/o Allied Capital Advisers, Inc.
                              1666 K Street, N.W.
                             Washington, D.C. 20006
                    (Name and address of agent for service)
                                 (202) 331-1112
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

===========================================================================================================
                                            Proposed Maximum        Proposed Maximum
   Title of Securities      Amount to      Offering Price Per      Aggregate Offering         Amount of
    to be Registered      be Registered           Unit                   Price            Registration Fee
-----------------------------------------------------------------------------------------------------------
  Common stock               606,490             $21.31              $12,924,301.90*         $3,916.46
===========================================================================================================


* Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and are based upon the average of the high and low price per share of Allied Capital Corporation II Common Stock on the Nasdaq National Market System on June 27, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus constituting Part I of this registration statement also relates to unexercised options on 704,694 shares of the registrant's common stock previously registered on Form S-8 (Commission File No. 33-78392) but unsold as of the date hereof. The filing fee previously paid in connection with such securities is $3,432.35.

This registration statement is being filed solely in order to register an additional 606,490 shares of the registrant's common stock to be issued upon the exercise of options granted under the Allied Capital Corporation II Stock Option Plan (the "Plan"). A registration statement on Form S-8 has previously been filed with the Securities and Exchange Commission (Commission File No. 33-78392) in connection with shares issuable under the Plan, and the contents of that registration statement are incorporated herein by reference thereto.


                                    PART II


Item 8.  Exhibits

         See Exhibit Index.

                               POWERS OF ATTORNEY

     LET IT BE KNOWN that each officer or director whose signature appears in paragraph (b) under "SIGNATURES" below appoints William L. Walton and Joan M. Sweeney, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of the Allied Capital Corporation II Stock Option Plan and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

                                   SIGNATURES

     (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 26th day of June, 1997.

                                        ALLIED CAPITAL CORPORATION II

                                        By: /s/ William L. Walton
                                            ------------------------------
                                            Name: William L. Walton
                                            Title: Chief Executive Officer

     (b) Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 /s/ William L. Walton                             Chairman and                               June 26, 1997
--------------------------------------------       Chief Executive Officer
William L.  Walton                                 (Principal Executive Officer)



 /s/ George C. Williams                            Director                                   June 26, 1997
-------------------------------------------
George C. Williams


 /s/ John D. Firestone                             Director                                   June 26, 1997
----------------------------------------------
John D. Firestone


 /s/ Lawrence I. Hebert                            Director                                   June 26, 1997
---------------------------------------------
Lawrence I. Hebert


 /s/ Smith T. Wood                                 Director                                   June 26, 1997
----------------------------------------------
Smith T. Wood




  /s/ John D. Reilly                                       Director                           June 26, 1997
 ------------------------------------------------
John D. Reilly


 /s/John Leahy                                             Director                           June 26, 1997
-------------------------------------------------
John Leahy


 /s/ Jon A. DeLuca                                         Principal and                      June 26, 1997
-----------------------------------------------            Chief Financial Officer
Jon A. DeLuca                                              (Principal Financial and
                                                           Accounting Officer)


                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Company's Board of Directors has duly caused this Registration Statement to be signed by the undersigned on behalf of the Allied Capital Corporation II Stock Option Plan, thereunto duly authorized in the City of Washington, District of Columbia, on the 26th day of June, 1997.

                              Allied Capital Corporation II
                              Stock Option Plan


                              By:  /s/ John D. Reilly
                                   -------------------------------------------
                              John D. Reilly, Chairman of Allied Capital
                              Corporation II Compensation Committee

                                 EXHIBIT INDEX


  Exhibit Number                                     Exhibit Name
  --------------                                     ------------

     4                              Allied Capital Corporation II Stock Option
                                    Plan, as amended

     5                              Opinion of Sutherland Asbill & Brennan

     15                             Omitted -- Not applicable

     23                             (a) Consent of Matthews Carter & Boyce PC
                                    (b) Consent of Counsel -- See Exhibit 5.

     24                             Powers of Attorney
                                    These documents form part of the
                                    Signature Pages.





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